Filed Pursuant to Rule 424(b)(2)
Registration Statement No. 333-178960

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Contingent Income Auto-Callable Securities Based on the Worst Performing Index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index® due November 19, 2020	$5,122,990.00	$659.84
(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

November 2013 Pricing Supplement (To Prospectus dated January 11, 2012 and Product Supplement dated April 15, 2013)
STRUCTURED INVESTMENTS
Opportunities in U.S. Equities
Contingent Income Auto-Callable Securities due November 19, 2020

$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Contingent Income Auto-Callable Securities (the “securities”) offer the opportunity for investors to earn a quarterly contingent payment with respect to each determination date on which the closing levels of all the underlying indices are greater than or equal to 75% of their respective initial index levels, which we refer to as the coupon barrier level. In addition, if the closing levels of all the underlying indices are greater than or equal to their respective initial index levels on any determination date, the securities will be automatically redeemed or repaid at maturity, as applicable, for an amount per security equal to the stated principal amount and the contingent payment for that quarter. However, if on any determination date the closing level of any underlying index is less than its respective initial index level, the securities will not be redeemed and if the closing level of any underlying index is less than the applicable coupon barrier level, you will not receive any contingent payment for that quarterly period. As a result, investors must be willing to accept the risk of not receiving any contingent payment. Furthermore, if the final index level of any underlying index is below the applicable downside threshold level on the final determination date, UBS will pay you a cash payment less than the full principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative return of the underlying index with the largest percentage decrease between its initial index level and final index level (the “worst performing underlying index”) over the term of the securities and you may lose up to 100% of your initial investment. Accordingly, the securities do not guarantee any return of principal at maturity. Investors will not participate in any appreciation of the underlying indices. Because all payments on the securities are based on the worst performing of the underlying indices, a decline beyond the respective coupon barrier level/or downside threshold level, as applicable of any underlying index will result in few or no contingent payments and/or a significant loss of your investments even if the other underlying indices appreciate or have not declined as much. These securities are for investors who are willing to risk their principal and seek an opportunity to earn interest at a potentially above-market rate in exchange for the risk of receiving no interest over the entire approximately 7 year term of the securities. The securities are unsubordinated, unsecured debt obligations issued by UBS AG, and all payments on the securities are subject to the credit risk of UBS AG.

SUMMARY TERMS
Issuer:	UBS AG, London Branch
Underlying indices:	EURO STOXX® Banks Index (Bloomberg Ticker: “SX7E”) Russell 2000® Index (Bloomberg Ticker: “RTY”) TOPIX Index® (Bloomberg Ticker: “TPX”)
Aggregate principal amount:	$5,122,990
Stated principal amount:	$10.00 per security
Issue price:	$10.00 per security (see “Commissions and issue price” below)
Pricing date:	November 15, 2013
Original issue date:	November 20, 2013 (3 business days after the pricing date)
Maturity date:	November 19, 2020 subject to adjustments for certain market disruption events and as described under “General Terms of the Securities — Maturity Date” in the accompanying product supplement. The calculation agent may adjust (i) the determination dates (including the final determination date) to ensure that the term between each determination date remains the same and/or (ii) the final determination date and maturity date to ensure that the stated term of the Securities remains the same.
Early redemption:	If, on any of the first twenty-seven determination dates, the closing levels of all the underlying indices are greater than or equal to their respective initial index levels, the securities will be automatically redeemed for an early redemption amount on the first contingent payment date immediately following the related determination date.
Early redemption amount:	The early redemption amount will be an amount equal to (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
Contingent payment:

•

If, on any determination date, the closing levels or the final index levels, as applicable, of all the underlying indices are greater than or equal to their respective coupon barrier levels, we will pay a quarterly contingent payment of $0.2625 (equivalent to 10.50% p.a. of the stated principal amount) per security on the related contingent payment date. If, on any determination date, the closing level or the final index level, as applicable, of any underlying index is less than its respective coupon barrier level, no contingent payment will be made with respect to that determination date.

Determination dates:	February 18, 2014, May 15, 2014, August 15, 2014, November 17, 2014, February 17, 2015, May 15, 2015, August 17, 2015, November 16, 2015, February 16, 2016, May 16, 2016, August 15, 2016, November 15, 2016, February 15, 2017, May 15, 2017, August 15, 2017, November 15, 2017, February 15, 2018, May 15, 2018, August 15, 2018, November 15, 2018, February 15, 2019, May 15, 2019, August 15, 2019, November 15, 2019, February 18, 2020, May 15, 2020, August 17, 2020, November 16, 2020 subject to postponement for non-trading days and certain market disruption events (as described under “General Terms of the Securities — Determination Dates”, ”— Final Determination Date” and “— Market Disruption Events” in the product supplement). We also refer to November 16, 2020 as the final determination date. The calculation agent may adjust (i) the determination dates (including the final determination date) to ensure that the term between each determination date remains the same and/or (ii) the final determination date and maturity date to ensure that the stated term of the Securities remains the same.
Contingent payment dates:	With respect to each determination date other than the final determination date, the third business day after the related determination date. The payment of the quarterly contingent payment, if any, with respect to the final determination date will be made on the maturity date.
Payment at maturity:	• If the final index levels of all underlying indices are greater than or equal to their respective downside threshold levels:	the stated principal amount plus if the final index levels of all the underlying indices on the final determination are also equal to or greater than their respective coupon barriers, the contingent payment otherwise payable on the maturity date pursuant to the contingent payment feature.
	• If the final index level of any underlying index is less than its respective downside threshold level:	a cash payment that is less than the stated principal amount, if anything, resulting in a loss that is proportionate to the negative underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.
Worst performing underlying index:	The underlying index with the largest percentage decrease between its initial index level and its final index level, as compared to the percentage decreases or increases between the respective initial index level and final index level of all the underlying indices.
Coupon barrier level:	101.72, which is equal to 75% of the initial index level of the EURO STOXX® Banks Index
837.15, which is equal to 75% of the initial index level of the Russell 2000® Index
929.28, which is equal to 75% of the initial index level of the TOPIX Index®

Downside threshold level:	67.82, which is equal to 50% of the initial index level of the EURO STOXX® Banks Index
558.10, which is equal to 50% of the initial index level of the Russell 2000® Index
619.52, which is equal to 50% of the initial index level of the TOPIX Index®

Initial index level:	135.63, which is equal to the closing level of the EURO STOXX® Banks Index on the pricing date
1,116.20, which is equal to the closing level of the Russell 2000® Index on the pricing date
1,239.04, which is equal to the closing level of the TOPIX Index® on the pricing date

Final index level:	The closing level of each underlying index on the final determination date
CUSIP:	90271R384
ISIN:	US90271R3848
Listing:	The securities will not be listed on any securities exchange.
Agent:	UBS Securities LLC

Commissions and issue level:	Price to Public(1)	Fees and Commissions(1)	Proceeds to Issuer
Per security	100%	3.50%	96.50%
Total	$5,122,990.00	$179,304.65	$4,943,685.35
(1)	UBS Securities LLC, acting as agent for UBS AG, will receive a fee of $0.35 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.35 per $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells. See “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).”

The estimated initial value of the securities as of the trade date is $8.90 for securities linked to the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®. The estimated initial value of the securities was determined as of the close of the relevant markets on the date of this pricing supplement by reference to UBS’ internal pricing models, inclusive of the internal funding rate. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors  —  Fair value considerations” and “Risk Factors  —  Limited or no secondary market and secondary market price considerations” on page 11 of this pricing supplement.

The securities involve risks not associated with an investment in ordinary debt securities. See “Risk Factors” beginning on page 11.

The Securities and Exchange Commission and state securities regulators have not approved or disapproved these securities, or determined if this document or the accompanying product supplement and prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The securities are not bank deposits and are not insured by the Federal Deposit Insurance Corporation or any other governmental agency, nor are they obligations of, or guaranteed by, a bank.

You should read this document together with the related product supplement and prospectus, each of which can be accessed via the hyperlinks below, before you decide to invest.

Product supplement dated April 15, 2013       Prospectus dated January 11, 2012

Pricing Supplement dated November 15, 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Additional Information about UBS and the Securities

UBS AG (“UBS”) has filed a registration statement (including a prospectus as supplemented by a product supplement and an index supplement) with the Securities and Exchange Commission, or SEC, for the offering to which this document relates. Before you invest, you should read these documents and any other documents relating to this offering that UBS has filed with the SEC for more complete information about UBS and this offering. You may obtain these documents for free from the SEC website at www.sec.gov. Our Central Index Key, or CIK, on the SEC web site is 0001114446. Alternatively, UBS will arrange to send you these documents if you so request by calling toll-free 1-877-387-2275.

You may access these documents on the SEC website at www.sec.gov as follows:

Prospectus dated January 11, 2012:
http://www.sec.gov/Archives/edgar/data/1114446/000119312512008669/d279364d424b3.htm

Index Supplement dated January 24, 2012:
http://www.sec.gov/Archives/edgar/data/1114446/000119312512021889/d287369d424b2.htm

Product Supplement dated April 15, 2013:
http://www.sec.gov/Archives/edgar/data/1114446/000139340113000177/c340987_690847-424b2.htm

References to “UBS,” “we,” “our” and “us” refer only to UBS AG and not to its consolidated subsidiaries. In this document, the “securities” refers to the Contingent Income Auto-Callable Securities that are offered hereby. Also, references to the “accompanying prospectus” mean the UBS prospectus titled “Debt Securities and Warrants,” dated January 11, 2012, references to the “index supplement” mean the UBS index supplement, dated January 24, 2012 and references to the “accompanying product supplement” mean the UBS product supplement “Contingent Income Auto-Callable Securities,” dated April 15, 2013.

You should rely only on the information incorporated by reference or provided in this document, the accompanying product supplement, index supplement or the accompanying prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any state where the offer is not permitted. You should not assume that the information in this document, the accompanying product supplement or the accompanying prospectus is accurate as of any date other than the date on the front of the document.

UBS reserves the right to change the terms of, or reject any offer to purchase, the securities prior to their issuance. In the event of any changes to the terms of the securities, UBS will notify you and you will be asked to accept such changes in connection with your purchase. You may also choose to reject such changes in which case UBS may reject your offer to purchase.

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Investment Summary

The Contingent Income Auto-Callable Securities due November 19, 2020 based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®, which we refer to as the securities, provide an opportunity for investors to earn a quarterly contingent payment, which will be an amount equal to $0.2625 (equivalent to 10.50% per annum of the stated principal amount) per security, with respect to each quarterly determination date on which the closing levels or the final index levels, as applicable, of all the underlying indices are greater than or equal to 75% of their respective initial index levels, which we refer to as the coupon barrier levels. The contingent payment, if any, will be payable quarterly on the relevant contingent payment date, which is the third business day after the related determination date. It is possible that the closing levels of the underlying indices could remain below their respective coupon barrier levels for extended periods of time or even throughout the term of the securities so that you may receive little or no contingent payments.

If the closing levels of all the underlying indices are greater than or equal to their respective initial index levels on any of the first twenty-seven determination dates, the securities will be automatically redeemed for an early redemption amount equal to the stated principal amount plus the contingent payment with respect to the related determination date. If the securities have not previously been redeemed and the final index levels of all underlying indices are greater than or equal to the respective downside threshold levels, the payment at maturity will be the stated principal amount plus, if the final index levels of all the underlying indices on the final determination are also equal to or greater than their respective coupon barriers, the contingent payment otherwise payable on the maturity date pursuant to the contingent payment feature. However, if the securities have not previously been redeemed and the final index level of any underlying index is less than its respective downside threshold level, investors will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its respective initial index level, on a 1 to 1 basis and investors will be entitled to receive an amount in cash equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index. The value of such cash payment will be less than 50% of the stated principal amount of the securities and could be zero. Investors in the securities must be willing to accept the risk of losing their entire principal and also the risk of not receiving any contingent payment. In addition, investors will not participate in any appreciation of the underlying indices.

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Key Investment Rationale

The securities offer investors an opportunity to earn a quarterly contingent payment equal to $0.2625 (equivalent to 10.50% per annum of the stated principal amount) per security, with respect to each determination date on which the closing levels or the final index levels, as applicable, of all the underlying indices are greater than or equal to 75% of their respective initial index levels, which we refer to as the coupon barrier level. The securities may be redeemed prior to maturity for the stated principal amount per security plus the applicable contingent payment, and the payment at maturity will vary depending on the final index levels, as follows:

Scenario 1	On any of the first twenty-seven determination dates, the closing index levels of all the underlying indices are greater than or equal to their respective initial index levels.
■ The securities will be automatically redeemed for (i) the stated principal amount plus (ii) the contingent payment with respect to the related determination date.
■ Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 2	The securities are not automatically redeemed prior to maturity and the final index levels of all underlying indices are greater than or equal to their respective downside threshold levels and coupon barrier levels.
■ The payment due at maturity will be the stated principal amount plus, the contingent payment otherwise payable on the maturity date pursuant to the contingent payment feature.
■ Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 3	The securities are not automatically redeemed prior to maturity and the final index levels of all the underlying indices are equal to or greater than their respective downside threshold levels. However, the final index level of at least one underlying index is less than its respective coupon barrier level.
■ The payment due at maturity will be the stated principal amount.
■ Investors will not participate in any appreciation of the underlying indices from their respective initial index levels.

Scenario 4	The securities are not automatically redeemed prior to maturity and the final index level of any underlying index is less than its downside threshold level.

■

The payment due at maturity will be a cash payment that is less than the stated principal amount, if anything, resulting in a loss that is proportionate to the negative underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.

■ Investors will lose some and may lose all of their principal in this scenario.

INVESTING IN THE SECURITIES INVOLVES SIGNIFICANT RISKS. YOU MAY LOSE SOME OR ALL OF THE STATED PRINCIPAL AMOUNT. ANY PAYMENT ON THE SECURITIES, INCLUDING ANY REPAYMENT OF PRINCIPAL, IS SUBJECT TO THE CREDITWORTHINESS OF UBS. IF UBS WERE TO DEFAULT ON ITS PAYMENT OBLIGATIONS, YOU MAY NOT RECEIVE ANY AMOUNTS OWED TO YOU UNDER THE SECURITIES AND YOU COULD LOSE YOUR ENTIRE INVESTMENT.

The securities will not pay a contingent payment if the closing level of any underlying index is below its respective coupon barrier level on any determination date. The securities will not be subject to an early redemption if the closing level of any underlying index is below its respective initial index level on any determination date. If not redeemed, you will lose some or all of your investment at maturity if any underlying index is below its respective downside threshold level.

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Investor Suitability

The securities may be suitable for you if:

■	You fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
■	You can tolerate a loss of all or a substantial portion of your investment and are willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying indices.
■	You believe the closing level of each of the underlying indices will be equal to or greater than their respective coupon barrier levels on the specified determination dates and downside threshold level on the final determination date.
■	You understand and accept that you will not participate in any appreciation in the level of the underlying indices and that your potential return is limited to the quarterly contingent payments.
■	You can tolerate fluctuations in the level of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying indices.
■	You are willing to invest in the securities based on the contingent payment of $0.2625 (equivalent to 10.50% per annum of the stated principal amount).
■	You are willing to forgo dividends paid on the index constituent stocks and you do not seek guaranteed current income from this investment.
■	You are willing to invest in securities that may be redeemed early and you are otherwise willing to hold such securities to maturity, a term of approximately 7 years, and accept that there may be little or no secondary market for the securities.
■	You seek an investment with exposure to companies in the Eurozone.
■	You are willing to assume the credit risk of UBS for all payments under the securities, and understand that if UBS defaults on its obligations you may not receive any amounts due to you including any repayment of principal.
■	You understand that the estimated initial value of the securities determined by our internal pricing models is lower than the issue price and that, should UBS Securities LLC or any affiliate make secondary markets for the securities, the price (not including their customary bid-ask spreads) will temporarily exceed the internal pricing model price.

The securities may not be suitable for you if:

■	You do not fully understand the risks inherent in an investment in the securities, including the risk of loss of your entire initial investment.
■	You require an investment designed to provide a full return of principal at maturity.
■	You cannot tolerate a loss of all or a substantial portion of your investment, and you are not willing to make an investment that may have the same downside market risk as an investment in the worst performing of the underlying indices.
■	You believe that the closing level of any underlying index will decline during the term of the securities and is likely to close below the applicable coupon barrier level on the determination dates and downside threshold level on the final determination date.
■	You seek an investment that participates in the full appreciation in the level of the underlying indices or that has unlimited return potential.
■	You cannot tolerate fluctuations in the price of the securities prior to maturity that may be similar to or exceed the downside level fluctuations of the underlying indices.
■	You are unwilling to invest in the securities based on the contingent payment of $0.2625 (equivalent to 10.50% per annum of the stated principal amount).
■	You prefer to receive the dividends paid on the index constituent stocks and you seek guaranteed current income from this investment.
■	You are unable or unwilling to hold securities that may be redeemed early, or you are otherwise unable or unwilling to hold such securities to maturity, a term of approximately 7 years, or you seek an investment for which there will be an active secondary market for the securities.
■	You do not seek an investment with exposure to companies in the Eurozone.
■	You are not willing to assume the credit risk of UBS for all payments under the securities, including any repayment of principal.

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

How the Securities Work

The following diagrams illustrate the potential outcomes for the securities depending on (1) the closing levels and (2) the final index levels.

Diagram #1: First Twenty-Seven Determination Dates

Diagram #2: Payment at Maturity if No Automatic Early Redemption Occurs

For more information about the payout upon an early redemption or at maturity in different hypothetical scenarios, see “Hypothetical Examples” starting on page 7.

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Hypothetical Examples

The below examples are based on the following terms and are purely hypothetical (the actual terms of your security are specified on the first page of this pricing supplement):

Hypothetical Initial Index Level: Underlying Index A: Underlying Index B: Underlying Index C:	100 2500 1000
Hypothetical Coupon Barrier Level: Underlying Index A: Underlying Index B: Underlying Index C:	75, which is 75% of the initial index level 1875, which is 75% of the initial index level 750, which is 75% of the initial index level
Hypothetical Downside Threshold Level: Underlying Index A: Underlying Index B: Underlying Index C:	50, which is 50% of the initial index level 1250, which is 50% of the initial index level 500, which is 50% of the initial index level
Hypothetical Quarterly Contingent Payment:	$0.2625 per security
Stated Principal Amount:	$10.00 per security

In Example 1, the closing levels of the underlying indices fluctuate over the term of the securities and the closing levels of the underlying indices are greater than or equal to the hypothetical respective initial index levels on one of the first twenty-seven determination dates. Because the closing levels of the underlying indices are greater than or equal to the respective initial index levels on one of the first twenty-seven determination dates, the securities are automatically redeemed following the relevant determination date. In Examples 2, 3 and 4, the closing level of at least one underlying index on each of the first twenty-seven determination dates is less than its respective initial index level, and, consequently, the securities are not automatically redeemed prior to, and remain outstanding until, maturity.

		Example 1					Example 2
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount*	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount
#1	80 (at or above coupon barrier level; below initial index level)	2400 (at or above coupon barrier level; below initial index level)	1000 (at or above coupon barrier level and initial index level)	$0.2625	N/A	70 (below coupon barrier level and initial index level)	1700 (below coupon barrier level and initial index level)	900 (at or above coupon barrier level; below and initial index level)	$0	N/A
#2	74 (below coupon barrier level and initial index level)	2450 (at or above coupon barrier level; below initial index level)	1100 (at or above coupon barrier level and initial index level)	$0	N/A	65 (below coupon barrier level and initial index level)	1900 (at or above coupon barrier level; below and initial index level)	625 (below coupon barrier level and initial index level)	$0	N/A
#3	125 (at or above initial index level)	3125 (at or above initial index level)	1250 (at or above initial index level)	—*	$10.2625	60 (below coupon barrier level and initial index level)	1725 (below coupon barrier level and initial index level)	650 (below coupon barrier level and initial index level)	$0	N/A
#4 - #27	N/A	N/A	N/A	N/A	N/A	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	$0	N/A
Final Determination Date	N/A	N/A	N/A	N/A	N/A	90 (above downside threshold level and coupon barrier level; below initial index level)	2300 (above downside threshold level and coupon barrier level; below initial index level)	650 (above downside threshold level below initial index level and coupon barrier level)	N/A	N/A
Payment at Maturity		N/A					$10.00

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

*	The early redemption amount includes the unpaid contingent payment with respect to the determination date on which the closing levels for the underlying indices are greater than or equal to their respective initial index levels and the securities are redeemed as a result.
■	In Example 1, the securities are automatically redeemed following the third determination date as the closing levels of all underlying indices on the third determination date are greater than their respective initial index levels. As the closing levels of all underlying indices on the first determination date are greater than their respective coupon barrier levels, you receive the contingent payment of $0.2625 with respect to the first determination date. Following the third determination date, you receive an early redemption amount of $10.2625, which includes the quarterly contingent payment with respect to the third determination date.

In this example, the early redemption feature limits the term of your investment to approximately 9 months and you may not be able to reinvest at comparable terms or returns. If the securities are redeemed early, you will stop receiving quarterly contingent payments. Further, although all underlying indices have appreciated by 25% from their respective initial index levels on the third determination date, you only receive $10.2625 per security and do not benefit from such appreciation. Your total return per security in this example is $10.5250 (a 5.25% total return on the securities).

■	In Example 2, on each of the first twenty-seven determination dates, the closing level of at least one of the underlying indices is below its respective coupon barrier level. As a result, you do not receive a contingent payment with respect of any of those determination dates. Because the closing levels of all underlying indices are above their respective downside threshold levels on the final determination date you receive the stated principal amount at maturity. However, the closing level of one of the underlying indices is below its respective coupon barrier level. Therefore, you do not receive a contingent payment on the maturity date because the final index level of one of the underlying indices on the final determination date was below its respective coupon barrier level.
■	In this example, you receive the stated principal amount per security, equal to a total payment of $10.00 per security at maturity. Your total return per security in this example is $10.00 (a 0.00% total return on the securities).

		Example 3					Example 4
Determination Dates	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount	Hypothetical Closing Level Underlying Index A	Hypothetical Closing Level Underlying Index B	Hypothetical Closing Level Underlying Index C	Contingent Payment	Early Redemption Amount
#1	70 (below coupon barrier level and initial index level)	1700 (below coupon barrier level and initial index level)	900 (at or above coupon barrier level; below initial index level)	$0	N/A	72 (below coupon barrier level and initial index level)	1700 (below coupon barrier level and initial index level)	600 (below coupon barrier level and initial index level)	$0	N/A
#2	60 (below coupon barrier level and initial index level)	1900 (at or above coupon barrier level; below initial index level)	1100 (at or above initial index level)	$0	N/A	80 (at or above coupon barrier level; below initial index level)	1725 (below coupon barrier level and initial index level)	695 (below coupon barrier level and initial index level)	$0	N/A
#3	63 (below coupon barrier level and initial index level)	1750 (below coupon barrier level and initial index level)	625 (below coupon barrier level and initial index level)	$0	N/A	70 (below coupon barrier level and initial index level)	1700 (below coupon barrier level and initial index level)	690 (below coupon barrier level and initial index level)	$0	N/A
#4 - #27	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	$0	N/A	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	Various (all below coupon barrier level and initial index level)	$0	N/A
Final Determination Date	95 (above downside threshold level and coupon barrier level; below initial index level)	2300 (above downside threshold level and coupon barrier level; below initial index level)	850 (above downside threshold level and coupon barrier level; below initial index level)	—*	N/A	60 (above downside threshold level; below initial index level and coupon barrier level)	1000 (below downside threshold level and initial index level)	650 (above downside threshold level and coupon barrier level below initial index level)	$0	N/A
Payment at Maturity		$10.2625					$4.00
*	The final contingent payment, if any, will be paid at maturity.

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Examples 3 and 4 illustrate the payment at maturity per security based on the final index level.

■	In Example 3, on each of the first twenty-seven determination dates, the closing level of at least one of the underlying indices is below its respective coupon barrier level. As a result, you do not receive a contingent payment with respect of any of those determination dates. Because the closing levels of all underlying indices are above their respective downside threshold levels and coupon barrier levels on the final determination date, at maturity, you receive the stated principal amount plus a contingent payment with respect to the final determination date. Your payment at maturity is calculated as follows:

$10.00 + $0.2625 = $10.2625

In this example, you receive the stated principal amount per security plus the contingent payment, equal to a total payment of $10.2625 per security at maturity. Your total return per security in this example is $10.2625 (a 2.625% total return on the securities).

■	In Example 4, on each determination date throughout the term of the securities, the closing level of at least one of the underlying indices is below its respective coupon barrier level. As a result, you do not receive any contingent payment during the term of the securities. Furthermore, as the final index level of one of the underlying indices on the final determination date is below its applicable downside threshold level, you are fully exposed to the decline in the worst performing underlying index. Your payment at maturity is calculated as follows:

$10.00 + ($10.00 × Underlying Return of the Worst Performing Underlying Index)

= $10.00 + ($10.00 × -60%)
= $4.00

In this example, since the final index level of the worst performing underlying index represents a 60.00% decline, you will receive the a total cash payment per security equal to $4.00 (a 60.00% loss on the securities).

Investing in the securities involves significant risks. The securities differ from ordinary debt securities in that UBS is not necessarily obligated to repay the full amount of your initial investment. If the securities are not redeemed on any determination date, you may lose some or all of your investment. Specifically, if the securities are not redeemed and the final index level of any underlying index is less than its downside threshold level, UBS will pay you a cash payment less than the full principal amount, if anything, resulting in a loss on your initial investment that is proportionate to the negative return of the worst performing underlying index over the term of the Securities and you may lose up to 100% of your initial investment.

The securities will not pay a contingent payment if the closing level of any underlying index is below its respective coupon barrier level on any determination date. The securities will not be subject to an early redemption if the closing level of any underlying index is below its respective initial index level on any determination date. If not redeemed, you will lose some or all of your investment at maturity if any underlying index is below its respective downside threshold level.

Any payment to be made on the securities, including any repayment of principal, depends on the ability of UBS to satisfy its obligations as they come due. If UBS were to default on its payment obligations you may not receive any amounts owed to you under the securities and you could lose your entire stated principal amount.

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Risk Factors

The following is a non-exhaustive list of certain key risk factors for investors in the securities. For further discussion of these and other risks, you should read the section entitled “Risk Factors” in the accompanying product supplement. We urge to consult your investment, legal, tax, accounting and other advisers before you invest in the securities.

■	You are exposed to the market risk of each underlying index with respect to both the contingent payments, if any, and the payment at maturity, if any. Your return on the securities is not linked to a basket consisting of the underlying indices. Rather, it will be contingent upon the performance of each individual underlying index. Unlike an instrument with a return linked to a basket of indices or other underlying assets, in which risk is mitigated and diversified among all of the components of the basket, you will be exposed equally to the risks related to each of the underlying indices. Poor performance by any underlying index over the term of the securities may negatively affect your return and will not be offset or mitigated by a positive performance by the other underlying index. For the securities to be redeemed prior to maturity or to receive any contingent payment, all underlying indices are required to close above their respective initial index levels or coupon barrier levels, respectively, on the applicable determination date. In addition, if these securities are not redeemed prior to maturity and if any underlying index has declined below its downside threshold level as of the final determination date, you will be fully exposed to the negative return of the worst performing underlying index, even if the other underlying indices have appreciated. Accordingly, your investment is subject to the market risk of each underlying index.
■	Because the securities are linked to the performance of more than one underlying index (instead of to the performance of one underlying index), it is more likely that one of the underlying indices will decrease in value below its coupon barrier level and downside threshold level, increasing the probability that you will not receive any contingent payments and will lose some or all of your initial investment. The risk that you will not receive any contingent payments and that at maturity you will lose some or all of your initial investment in the securities is greater if you invest in the securities as opposed to securities that are linked to the performance of a single underlying index if their terms are otherwise substantially similar. With a greater total number of underlying indices, it is more likely that an underlying index will close below its coupon barrier level on each determination date and downside threshold level on the final determination date, and therefore it is more likely that you will receive few or no contingent payments and at maturity will receive an amount in cash which is worth less than your principal amount. In addition, if the performances of the underlying indices are not correlated to each other, the risk that an underlying index will close below its coupon barrier level on each determination date and downside threshold level on the final determination date, is even greater.
■	The securities do not guarantee the return of any principal and your investment in the securities may result in a loss. The terms of the securities differ from those of ordinary debt securities in that the securities do not guarantee the payment of regular interest or the return of any of the principal amount at maturity. Instead, if the securities have not been automatically redeemed prior to maturity and if the final index level of any underlying index is less than its respective downside threshold level, you will be exposed to the decline in the closing level of the worst performing underlying index, as compared to its initial index level, on a 1 to 1 basis and you will receive a cash payment that is less than the stated principal amount, if anything, resulting in a loss that is proportionate to the negative underlying return of the worst performing underlying index, for an amount equal to (i) the stated principal amount plus (ii) the stated principal amount times the underlying return of the worst performing underlying index.
■	The contingent payment, if any, is based solely on the closing levels of the underlying indices on the specified determination dates. Whether the contingent payment will be made with respect to a determination date will be based on the closing levels or the final index levels of the underlying indices. As a result, you will not know whether you will receive the contingent payment until the related determination date. Moreover, because the contingent payment is based solely on the closing levels on a specific determination date or the final index levels on the final determination date, if the closing level or final index level of any underlying index is less than its respective coupon barrier level, you will not receive any contingent payment with respect to that determination date, even if the closing level of any other underlying index was higher on other days during the term of the securities.
■	You will not receive any contingent payment for any quarterly period where the closing level of any underlying index on the determination date is less than its respective coupon barrier level. A contingent payment will be made with respect to a quarterly period only if the closing levels of all underlying indices are greater than or equal to their respective coupon barrier levels. If the closing level of any underlying index remains below its respective coupon barrier level on each determination date over the term of the securities, you will not receive any contingent payment.
■	Higher contingent payments are generally associated with a greater risk of loss. Greater expected volatility with respect to the underlying indices reflects a higher expectation as of the pricing date that the closing levels of such underlying indices could close below their downside threshold levels on the final determination date of the securities. This greater expected risk will generally be reflected in higher contingent payments for that security. However, while the contingent payments are set on the pricing date, an underlying index’s volatility can change significantly over the term of the securities. The closing levels of the underlying indices for your securities could fall sharply, which could result in a significant loss of principal.
■	The securities are subject to the credit risk of UBS AG, and any actual or anticipated changes to our credit ratings or credit spreads may adversely affect the market value of the securities. Investors are dependent on UBS AG’s ability to pay all amounts due on the securities, and therefore investors are subject to our credit risk and to changes in the market’s view of our creditworthiness. Any actual or

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

anticipated decline in our credit ratings or increase in the credit spreads charged by the market for taking our credit risk is likely to affect adversely the market value of the securities. If we were to default on our payment obligations, you may not receive any amounts owed to you under the securities and you could lose your entire investment.
■	Market risk. The return on the securities is directly linked to the performance of the underlying indices and indirectly linked to the value of the stocks comprising the underlying indices (“index constituent stocks”), and will depend on whether, and the extent to which, the return on the indices is positive or negative. The levels of the underlying indices can rise or fall sharply due to factors specific to the index constituent stocks as well as general market factors, such as general market volatility and levels, interest rates and economic and political conditions. You may lose some or all of your principal amount if closing price of any underlying index on the final determination date is below its respective downside threshold level.
■	Fair value considerations.
■	The issue price you pay for the securities exceeds their estimated initial value. — The issue price you pay for the securities exceeds their estimated initial value as of the trade date due to the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and projected profits. As of the close of the relevant markets on the trade date, we have detemined the estimated initial value of the securities by reference to our internal pricing models and it is set forth in this pricing supplement. The pricing models used to determine the estimated initial value of the securities incorporate certain variables, including the level of the underlying indices, the volatility of the index constituent stocks, expected dividends on the index constituent stocks, prevailing interest rates, the term of the securities and our internal funding rate. Our internal funding rate is typically lower than the rate we would pay to issue conventional fixed or floating rate debt securities of a similar term. The underwriting discount, hedging costs, issuance costs, projected profits and the difference in rates will reduce the economic value of the securities to you. Due to these factors, the estimated initial value of the securities as of the trade date is less than the issue price you pay for the securities.
■	The estimated initial value is a theoretical price; the actual price that you may be able to sell your securities in any secondary market (if any) at any time after the trade date may differ from the estimated initial value. — The value of your securities at any time will vary based on many factors, including the factors described above and in “— Market risk” above and is impossible to predict. Furthermore, the pricing models that we use are proprietary and rely in part on certain assumptions about future events, which may prove to be incorrect. As a result, after the trade date, if you attempt to sell the securities in the secondary market, the actual value you would receive may differ, perhaps materially, from the estimated initial value of the securities determined by reference to our internal pricing models. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
■	Our actual profits may be greater or less than the differential between the estimated initial value and the issue price of the securities as of the trade date. — We may determine the economic terms of the securities, as well as hedge our obligations, at least in part, prior to the trade date. In addition, there may be ongoing costs to us to maintain and/or adjust any hedges and such hedges are often imperfect. Therefore, our actual profits (or potentially, losses) in issuing the securities cannot be determined as of the trade date and any such differential between the estimated initial value and the issue price of the securities as of the trade date does not reflect our actual profits. Ultimately, our actual profits will be known only at the maturity of the securities.
■	Limited or no secondary market and secondary market price considerations.
■	There may be little or no secondary market for the securities. — The securities will not be listed or displayed on any securities exchange or any electronic communications network. There can be no assurance that a secondary market for the securities will develop. UBS Securities LLC and its affiliates may make a market in each offering of the securities, although they are not required to do so and may stop making a market at any time. If you are able to sell your securities prior to maturity, you may have to sell them at a substantial loss. The estimated initial value of the securities does not represent a minimum or maximum price at which we or any of our affiliates would be willing to purchase your securities in any secondary market at any time.
■	The price at which UBS Securities LLC and its affiliates may offer to buy the securities in the secondary market (if any) may be greater than UBS’ valuation of the securities at that time, greater than any other secondary market prices provided by unaffiliated dealers (if any) and, depending on your broker, greater than the valuation provided on your customer account statements. — For a limited period of time following the issuance of the securities, UBS Securities LLC or its affiliates may offer to buy or sell such securities at a price that exceeds (i) our valuation of the securities at that time based on our internal pricing models, (ii) any secondary market prices provided by unaffiliated dealers (if any) and (iii) depending on your broker, the valuation provided on customer account statements. The price that UBS Securities LLC may initially offer to buy such securities following issuance will exceed the valuations indicated by our internal pricing models due to the inclusion for a limited period of time of the aggregate value of the underwriting discount, hedging costs, issuance costs and theoretical projected trading profit. The portion of such amounts included in our price will decline to zero on a straight line basis over a period ending no later than the date specified under “Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any).” Thereafter, if UBS Securities LLC or an affiliate makes secondary markets in the securities, it will do so at prices that reflect our estimated value determined by reference to our internal pricing models at that time. The temporary positive differential relative to our internal pricing models arises from requests from and arrangements made by UBS Securities LLC with the selling agents of structured debt securities such as the securities. As described above, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. The price at which UBS Securities LLC or an affiliate may make

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

secondary markets at any time (if at all) will also reflect its then current bid-ask spread for similar sized trades of structured debt securities. UBS Securities LLC reflects this temporary positive differential on its customer statements. Investors should inquire as to the valuation provided on customer account statements provided by unaffiliated dealers.
■	Price of securities prior to maturity. — The market price of the securities will be influenced by many unpredictable and interrelated factors, including the levels of the underlying indices; the volatility of the index constituent stocks; the dividend rate paid on the index constituent stocks; the time remaining to the maturity of the securities; interest rates in the markets; geopolitical conditions and economic, financial, political, force majeure and regulatory or judicial events; the creditworthiness of UBS and the then current bid-ask spread for the securities.
■	Impact of fees and the use of internal funding rates rather than secondary market credit spreads on secondary market prices. — All other things being equal, the use of the internal funding rates described above under ”— Fair value considerations” as well as the inclusion in the issue price of the underwriting discount, hedging costs, issuance costs and any projected profits are, subject to the temporary mitigating effect of UBS Securities LLC’s and its affiliates’ market making premium, expected to reduce the price at which you may be able to sell the securities in any secondary market.
■	Investors will not participate in any appreciation in the levels of the underlying indices. Investors will not participate in any appreciation in the levels of the underlying indices from their respective initial index levels, and the return on the securities will be limited to the contingent payment that is paid with respect to each determination date on which the closing levels or the final index levels of the underlying indices are greater than or equal to their respective coupon barrier levels. It is possible that the closing levels of the underlying indices could be below their respective coupon barrier levels on most or all of the determination dates so that you will receive few or no contingent payments. If you do not earn sufficient contingent payments over the term of the securities, the overall return on the securities may be less than the amount that would be paid on a conventional debt security of the issuer of comparable maturity.
■	No assurance that the investment view implicit in the securities will be successful. It is impossible to predict whether the levels of the underlying indices will rise or fall. The levels of the underlying indices will be influenced by complex and interrelated political, economic, financial and other factors that affect the underlying indices. You should be willing to accept the risks associated with the relevant markets tracked by the underlying indices in general and the index constituents in particular, and the risk of losing some or all of your initial investment.
■	Early redemption risk. The term of your investment in the securities may be limited to as short as approximately three months by the automatic early redemption feature of the securities. If the securities are redeemed prior to maturity, you will receive no more quarterly contingent payments and may be forced to invest in a lower interest rate environment and may not be able to reinvest the proceeds from an investment in the securities at a comparable return for a similar level of risk.
■	Economic interests of the calculation agent and other affiliates of the issuer may be different from those of investors. We and our affiliates play a variety of roles in connection with the issuance of the securities, including acting as calculation agent and hedging our obligations under the securities. In performing these duties, the economic interests of the calculation agent and other affiliates of ours are potentially adverse to your interests as an investor in the securities. The calculation agent will determine the initial index levels and the final index levels and whether the closing levels of the underlying indices on any determination date are greater than or equal to their respective initial index levels or are below their respective coupon barriers and downside threshold levels, as applicable. Determinations made by the calculation agent, including with respect to the occurrence or non-occurrence of market disruption events, may affect the payout to you at maturity or whether the securities are redeemed early. As UBS determines the economic terms of the securities, including the contingent payment and downside threshold level, and such terms include hedging costs, issuance costs and projected profits, the Securities represent a package of economic terms. There are other potential conflicts of interest insofar as an investor could potentially get better economic terms if that investor entered into exchange-traded and/or OTC derivatives or other instruments with third parties, assuming that such instruments were available and the investor had the ability to assemble and enter into such instruments.

Furthermore, given that UBS Securities LLC and its affiliates temporarily maintain a market making premium, it may have the effect of discouraging UBS Securities LLC and its affiliates from recommending sale of your Securities in the secondary market.

■	No affiliation with the underlying index sponsors. The underlying index sponsors are not affiliates of ours, are not involved with the offering in any way, and have no obligation to consider your interests in taking any actions that might affect the value of the securities. We have not made any due diligence inquiry with respect to the underlying indices in connection with the offering.
■	We may engage in business with or involving the index sponsors without regard to your interests. We or our affiliates may presently or from time to time engage in business with the index sponsors without regard to your interests and thus may acquire non-public information about the underlying indices. Neither we nor any of our affiliates undertakes to disclose any such information to you.
■	Hedging and trading activities by the calculation agent and its affiliates could potentially affect the value of the securities. The hedging or trading activities of the issuer’s affiliates and of any other hedging counterparty with respect to the securities on or prior to the pricing date and prior to maturity could adversely affect the value of the underlying indices. These hedging or trading activities on or prior to the pricing date could potentially affect the initial index levels of the underlying indices and, as a result, the coupon barrier levels and downside threshold levels. Additionally, these hedging or trading activities during the term of the securities could potentially affect the closing levels of the

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

underlying indices on the determination dates and, accordingly, whether the securities are automatically called prior to maturity and, if the securities are not called prior to maturity, the payout to you at maturity. It is possible that these hedging or trading activities could result in substantial returns for us or our affiliates while the value of the securities declines.
■	The index returns for the EURO STOXX® Banks Index and TOPIX Index® will not be adjusted for changes in exchange rates relative to the U.S. dollar even though the index constituent stocks are traded in a foreign currency and the securities are denominated in U.S. dollars. The value of your securities will not be adjusted for exchange rate fluctuations between the U.S. dollar and the currencies in which the index constituent stocks of the EURO STOXX® Banks Index and TOPIX Index® are based. Therefore, if the applicable currencies appreciate or depreciate relative to the U.S. dollar over the term of the securities, you will not receive any additional payment or incur any reduction in your return, if any, at maturity.
■	An investment in the securities is subject to risks associated with Eurozone securities markets. The index constituent stocks of the EURO STOXX® Banks Index are issued by non-U.S. companies and are traded on various non-U.S. exchanges. These stocks may be more volatile and may be subject to different political, market, economic, exchange rate, regulatory and other risks. Specifically, the index constituent stocks are issued by companies located within the Eurozone. The Eurozone is and has been undergoing severe financial stress, and the political, legal and regulatory ramifications are impossible to predict. Changes within the Eurozone could have a material adverse effect on the performance of the underlying index and, consequently, on the value of the securities.
■	An investment in the securities is subject to risks associated with Japanese securities markets. The TOPIX Index® tracks the value of certain Japanese equity securities. You should be aware that investments in securities linked to the value of Japanese equity securities involve particular risks. The Japanese securities markets may have less liquidity and may be more volatile than U.S. or other securities markets and market developments may affect Japanese markets differently from U.S. or other securities markets. Direct or indirect government intervention to stabilize the Japanese securities markets, as well as cross-shareholdings in Japanese companies, may affect trading prices and volumes in these markets. Also, there is generally less publicly available information about Japanese companies than about those U.S. companies that are subject to the reporting requirements of the U.S. Securities and Exchange Commission, and Japanese companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Securities prices in Japan are subject to political, economic, financial and social factors that apply in Japan. These factors, which could negatively affect the Japanese securities markets, include the possibility of recent or future changes in the Japanese government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to Japanese companies or investments in Japanese equity securities and the possibility of fluctuations in the rate of exchange between the Japanese yen and the U.S. dollar, the possibility of outbreaks of hostility and political instability and the possibility of natural disasters or adverse public health developments in Japan or Asia. Securities prices in Japan may also decrease if the Japanese economy does not successfully recover from the effects of the March 2011 earthquake in northern Japan and resulting tsunami. Moreover, the Japanese economy may differ favorably or unfavorably from the U.S. economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.
■	There are small-capitalization stock risks associated with the Russell 2000® Index. The securities are subject to risks associated with small-capitalization companies. The Russell 2000® Index is comprised of stocks of companies that may be considered small-capitalization companies. These companies often have greater stock price volatility, lower trading volume and less liquidity than large capitalization companies and therefore the underlying index may be more volatile than an index in which a greater percentage of the constituent stocks are issued by large-capitalization companies. Stock prices of small-capitalization companies are also more vulnerable than those of large capitalization companies to adverse business and economic developments, and the stocks of small capitalization companies may be thinly traded. In addition, small capitalization companies are typically less stable financially than large-capitalization companies and may depend on a small number of key personnel, making them more vulnerable to loss of personnel. Small-capitalization companies are often given less analyst coverage and may be in early, and less predictable, periods of their corporate existences. Such companies tend to have smaller revenues, less diverse product lines, smaller shares of their product or service markets, fewer financial resources and less competitive strengths than large-capitalization companies and are more susceptible to adverse developments related to their products.
■	The securities are subject to non-U.S. securities market risk. The securities are linked to underlying indices comprised of securities issued by foreign companies in foreign securities markets and therefore, are subject to risks associated with non-U.S. securities markets. An investment in securities linked directly or indirectly to the value of securities issued by non-U.S. companies involves particular risks. Generally, non-U.S. securities markets may be more volatile than U.S. securities markets, and market developments may affect non-U.S. markets differently from U.S. securities markets. Direct or indirect government intervention to stabilize these non-U.S. markets, as well as cross shareholdings in non-U.S. companies, may affect trading prices and volumes in those markets. There is generally less publicly available information about non-U.S. companies than about those U.S. companies that are subject to the reporting requirements of the SEC, and non-U.S. companies are subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to U.S. reporting companies. Security prices in non-U.S. countries are subject to political, economic, financial and social factors that may be unique to the particular country. These factors, which could negatively affect the non-U.S. securities markets, include the possibility of recent or future changes in the non-U.S. government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other non-U.S. laws or restrictions applicable to non-U.S. companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, certain aspects of a particular non-U.S. economy may differ favorably or unfavorably from the U.S. economy in important respects, such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency. Finally, it will likely be more costly and difficult to enforce the laws or regulations of a non-U.S. country or exchange.

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

■	The underlying indices reflect price return, not total return. The return on your securities is based on the performance of the underlying indices, which reflect the changes in the market prices of the index constituent stocks. It is not, however, linked to a “total return” index or strategy, which, in addition to reflecting those price returns, would also reflect dividends paid on the index constituent stocks. The return on your securities will not include such a total return feature or dividend component.
■	Changes affecting the underlying indices could have an adverse effect on the value of the securities. The policies of STOXX Limited, the sponsor of the EURO STOXX® Banks Index, of Frank Russell Company, the sponsor of the Russell 2000® Index and of The Tokyo Stock Exchange, Inc., a subsidiary of Tokyo Stock Exchange, the sponsor of the TOPIX Index® (together, the “index sponsors”), concerning additions, deletions and substitutions of the index constituent stocks and the manner in which the index sponsor takes account of certain changes affecting those index constituent stocks may adversely affect the levels of the underlying indices. The policies of the index sponsors with respect to the calculation of the underlying indices could also adversely affect the levels of the underlying indices. The index sponsors may discontinue or suspend calculation or dissemination of the underlying indices. Any such actions could have an adverse effect on the value of the securities.
■	Uncertain tax treatment. Significant aspects of the tax treatment of the securities are uncertain. You should consult your own tax advisor about your tax situation.
■	If UBS were to be subject to restructuring proceedings, the market value of the securities may be adversely affected. Under certain circumstances, the Swiss Financial Market Supervisory Authority (FINMA) has the power to open restructuring or liquidation proceedings in respect of, and/or impose protective measures in relation to, UBS, which proceedings or measures may have a material adverse effect on the terms and market value of the securities and/or the ability of UBS to make payments thereunder. Pursuant to article 25 et seq. of the Swiss Banking Act, FINMA has broad statutory powers to take measures and actions in relation to UBS if it (i) is overindebted, (ii) has serious liquidity problems or (iii) fails to fulfill the applicable capital adequacy provisions after expiration of a deadline set by FINMA. If one of these prerequisites is met, FINMA is authorized to open restructuring proceedings (Sanierungsverfahren) or liquidation (bankruptcy) proceedings (Bankenkonkurs) in respect of, and/or impose protective measures (Schutzmassnahmen) in relation to, UBS. The Swiss Banking Act, as last amended as of January 1, 2013, grants significant discretion to FINMA in connection with the aforementioned proceedings and measures. In particular, a broad variety of protective measures may be imposed by FINMA, including a bank moratorium (Stundung) or a maturity postponement (Fälligkeitsaufschub), which measures may be ordered by FINMA either on a stand-alone basis or in connection with restructuring or liquidation proceedings. In a restructuring proceeding, the resolution plan may, among other things, (a) provide for the transfer of UBS’s assets or a portion thereof, together with debts and other liabilities, and contracts of UBS, to another entity, (b) provide for the conversion of UBS’s debt and/or other obligations, including its obligations under the notes, into equity, and/or (c) potentially provide for haircuts on obligations of UBS, including its obligations under the securities. As of the date of this pricing supplement, there are no precedents as to what impact the revised regime would have on the rights of holders of the notes or the ability of UBS to make payments thereunder if one or several of the measures under the revised insolvency regime were imposed in connection with a resolution of UBS.

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Information about the Underlying Indicies
EURO STOXX® Banks Index

We have derived all information contained in this pricing supplement regarding the EURO STOXX® Banks Index (“the EURO STOXX Banks Index”) including its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by, STOXX Limited. The EURO STOXX Banks Index is a free float market capitalization index which covers 28 stocks of banks market sector leaders mainly from 12 Eurozone countries: Austria, Belgium, Finland, France, Germany, Greece, Ireland, Italy, Luxembourg, the Netherlands, Portugal and Spain.

The EURO STOXX Banks Index is one of the 19 EURO STOXX Supersector indices (individually, a “Supersector index”) as defined by the Industry Classification Benchmark (ICB). The ICB groups companies that have similar primary revenue sources. There are ten industries, and derived from these — in finer classifications — there are 19 supersectors, 41 sectors and 114 subsectors. Each stock in the investable stock universe is uniquely classified, based on the company's primary revenue source, in one of the 114 subsectors. Consequently, it is automatically and uniquely classified into one of the 41 sectors, one of the 19 supersectors and one of the 10 industries.

The EURO STOXX Supersector indices are derived from the Eurozone subset of the STOXX Europe 600 Index, which comprises the 600 largest European stocks by free float market capitalization. The Supersector indices are separate indices and not related to any other regional or sector indices due to their special capping procedure on the individual constituents. All components of each Supersector index are subject to a 30% capping for the largest company and a 15% capping for the second-largest company and are reviewed quarterly. An intra-quarter capping will be triggered if the largest company exceeds 35% or the second-largest exceeds 20%.

The STOXX Europe 600 Index covers the 600 largest companies in Europe and is a free float market capitalization index, subject to a 20% weighting cap. The STOXX Europe 600 Index is reviewed quarterly. All changes affecting the STOXX Europe 600 Index also apply for the EURO STOXX Supersector indices. The STOXX Europe 600 Index is derived from the STOXX Europe Total Market Index (TMI) and is a subset of the STOXX Global 1800 Index. With a fixed number of 600 components, the STOXX Europe 600 Index represents large, mid and small capitalization companies across 18 countries of the European region.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the EURO STOXX® Banks Index.

Information as of market close on November 15, 2013:

Bloomberg Ticker Symbol:	SX7E
Current Index Level:	135.63
52 Weeks Ago (on November 15, 2012):	104.44
52 Week High (on October 18, 2013):	142.30
52 Week Low (on June 24, 2013):	100.51

All disclosures contained herein regarding the underlying index are derived from publicly available information. Notwithstanding anything stated in the accompanying product supplement, we do not disclaim liability or responsibility for any information disclosed herein regarding the underlying index. However, UBS has not conducted any independent review or due diligence of any publicly available information with respect to the underlying index. You should make your own investigation into the underlying index.

License Agreement

We have entered into a non-exclusive license agreement with the EURO STOXX Banks Index Sponsor, which grants us a license in exchange for a fee to use the EURO STOXX Banks Index in connection with the issuance of certain securities, including the Securities.

“EURO STOXX®” is a service mark of the EURO STOXX Banks Index Sponsor. The EURO STOXX Banks Index Sponsor has no relationship to UBS, other than the licensing of the EURO STOXX Banks Index and its service marks for use in connection with the Securities.

The EURO STOXX Banks Index Sponsor does not:

■	Sponsor, endorse, sell or promote the securities.
■	Recommend that any person invest in the securities or any other financial products.
■	Have any responsibility or liability for or make any decisions about the timing, amount or pricing of the securities.
■	Have any responsibility or liability for the administration, management or marketing of the securities.
■	Consider the needs of the securities or the owners of the securities in determining, composing or calculating the EURO STOXX Banks Index or have any obligation to do so.

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

The EURO STOXX Banks Index Sponsor will not have any liability in connection with the securities. Specifically, the EURO STOXX Banks Index Sponsor does not make any warranty, express or implied, and the EURO STOXX Banks Index Sponsor disclaims any warranty about:

■	the results to be obtained by the securities, the owner of the securities or any other person in connection with the use of the EURO STOXX Banks Index and the data included in the EURO STOXX Banks Index;
■	the accuracy or completeness of the EURO STOXX Banks Index or its data;
■	the merchantability and the fitness for a particular purpose or use of the EURO STOXX Banks Index or its data;
■	any errors, omissions or interruptions in the EURO STOXX Banks Index or its data; and
■	any lost profits or indirect, punitive, special or consequential damages or losses, even if the EURO STOXX Banks Index Sponsor knows that they might occur.

The licensing relating to the use of the EURO STOXX Banks Index and trademark referred to above by UBS is solely for the benefit of UBS, and not for any other third parties.

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 2, 2009 through November 15, 2013. The closing level of the underlying index on November 15, 2013 was 135.63. The associated graph shows the closing levels of the underlying index for each day from January 3, 2000 to November 15, 2013. The dotted lines represent the downside threshold level and the coupon barrier level of 67.82 and 101.72, which are equal to 50% and 75% of the closing level on November 15, 2013, respectively. We obtained the information in the table below from Bloomberg Professional Service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

EURO STOXX® Banks Index	High	Low	Period End
2009
First Quarter	157.90	86.77	121.73
Second Quarter	183.93	125.08	174.08
Third Quarter	236.21	166.24	233.25
Fourth Quarter	240.47	212.90	219.96
2010
First Quarter	232.16	182.43	207.22
Second Quarter	218.04	151.48	167.90
Third Quarter	205.01	164.11	182.81
Fourth Quarter	189.93	152.42	160.88
2011
First Quarter	196.15	154.23	172.12
Second Quarter	179.71	150.94	160.33
Third Quarter	165.68	89.33	105.34
Fourth Quarter	115.91	86.27	100.34
2012
First Quarter	120.92	89.16	107.95
Second Quarter	107.80	77.65	90.00
Third Quarter	112.04	73.06	101.56
Fourth Quarter	114.56	101.60	112.36
2013
First Quarter	127.75	101.95	102.46
Second Quarter	118.77	100.51	101.39
Third Quarter	129.63	100.57	125.84
Fourth Quarter (through November 15, 2013)	143.30	129.32	135.63

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

EURO STOXX® Banks Index – Daily Closing Levels January 3, 2000 to November 15, 2013

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Russell 2000® Index

We have derived all information contained in this pricing supplement regarding the Russell 2000® Index (“the Russell 2000 Index”), including, without limitation, its make-up, method of calculation and changes in its components from publicly available information. Such information reflects the policies of, and is subject to change by the Frank Russell Company. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Russell 2000 Index.

The Frank Russell Company has no obligation to continue to publish the Russell 2000 Index, and may discontinue publication of the Russell 2000 Index at any time.

The Russell 2000 Index is published by the Frank Russell Company. As discussed more fully in the Index supplement under the heading “Underlying Indices and Underlying Index Publishers — Russell 2000 Index,” the Russell 2000 Index measures the composite price performance of the smallest 2000 companies included in the Russell 3000 Index. The Russell 3000 Index is composed of the 3,000 largest United States companies by market capitalization and represents approximately 98% of the market capitalization of the United States equity market. The Russell 2000 Index value is calculated by adding the market values of the index’s component stocks and then dividing the derived total market capitalization by the “adjusted” capitalization of the Russell 2000 Index on the base date of December 31, 1986.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the Russell 2000 Index.

Information as of market close on November 15, 2013:

Bloomberg Ticker Symbol:	RTY
Current Index Level:	1,116.20
52 Weeks Ago (on November 15, 2012):	769.48
52 Week High (on October 29, 2013):	1,121.07
52 Week Low (on November 15, 2012):	769.48

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 2, 2009 through November 15, 2013. The closing level of the underlying index on November 15, 2013 was 1,116.20. The associated graph shows the closing levels of the underlying index for each day from January 3, 2000 to November 15, 2013. The dotted lines represent the downside threshold level and the coupon barrier level of 558.10 and 837.15, which are equal to 50% and 75% of the closing level on November 15, 2013, respectively. We obtained the information in the table below from Bloomberg Professional Service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

Russell 2000® Index	High	Low	Period End
2009
First Quarter	514.71	343.26	422.75
Second Quarter	531.68	429.16	508.28
Third Quarter	620.69	479.27	604.28
Fourth Quarter	634.07	562.40	625.39
2010
First Quarter	690.30	586.49	678.64
Second Quarter	741.92	609.49	609.49
Third Quarter	677.64	590.03	676.14
Fourth Quarter	792.35	669.45	783.65
2011
First Quarter	843.55	773.18	843.55
Second Quarter	865.29	777.20	827.43
Third Quarter	858.11	643.42	644.16
Fourth Quarter	765.43	609.49	740.92
2012
First Quarter	846.13	747.28	830.30
Second Quarter	840.63	737.24	798.49
Third Quarter	864.70	767.75	837.45
Fourth Quarter	852.49	769.48	849.35
2013
First Quarter	953.07	872.60	951.54
Second Quarter	999.99	901.51	977.48
Third Quarter	1,078.41	989.47	1,073.79
Fourth Quarter (through November 15, 2013)	1,121.07	1,043.46	1,116.20

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Russell 2000® Index – Daily Closing Levels January 3, 2000 to November 15, 2013

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

TOPIX Index®

We have derived all information contained in this pricing supplement regarding the TOPIX Index® contained herein, including its make-up, method of calculation and changes in its components, from publicly available information. The TOPIX Index®, also known as the Tokyo Stock Price Index, is a capitalization-weighted index of all the domestic common stocks listed on the First Section of the Tokyo Stock Exchange (“TSE”). Domestic stocks admitted to the TSE are assigned either to the TSE First Section Index, the TSE Second Section Index or the TSE Mothers Index. Stocks listed in the First Section, which number approximately 1,500, are among the most actively traded stocks on the TSE. The TOPIX Index® is supplemented by the sub-basket components of the 33 industry sectors and was developed with a base index value of 100 as of January 4, 1968. The TOPIX Index® is calculated and published by the TSE. Additional information about the TOPIX Index® is available on the following website: http://www.tse.or.jp/english/market/topix/index.html.

Composition and Maintenance.  The TOPIX Index® is composed of all domestic common stocks listed on the TSE First Section, excluding temporary issues and preferred stocks. Companies scheduled to be delisted or newly listed companies that are still in the waiting period are excluded from the TOPIX Index®. The TOPIX Index® has no constituent review. The number of constituents will change according to new listings and delistings.

Index Stock Weighting by Sector as of September 30, 2013

Percentage (%)*
Air Transportation	0.66%
Banks	10.13%
Chemicals	5.42%
Construction	2.60%
Electric Appliances	11.42%
Electric Power and Gas	2.48%
Fishery, Agriculture and Forestry	0.07%
Foods	3.98%
Glass and Ceramics Products	0.99%
Information & Communication	6.81%
Insurance	2.32%
Iron and Steel	1.91%
Land Transportation	3.98%
Machinery	5.23%
Marine Transportation	0.37%
Metal Products	0.64%
Mining	0.46%
Nonferrous Metals	1.05%
Oil and Coal Products	0.62%
Other Financing Business	1.36%
Other Products	1.35%
Pharmaceutical	4.24%
Precision Instruments	1.28%
Pulp and Paper	0.27%
Real Estate	3.79%
Retail Trade	4.25%
Rubber Products	0.93%
Securities and Commodities Futures	1.85%
Services	2.25%
Textiles and Apparels	0.73%
Transportation Equipments	11.74%
Warehousing & Harbor Transportation Services	0.23%
Wholesale Trade	4.59%
*	Sector designations are determined by the TSE using criteria it has selected or developed. The TSE may use very different standards for determining sector designations. In addition, many companies operate in a number of sectors, but are listed in only one sector and the basis on which that sector is selected may also differ. As a result, sector comparisons between indices with different index sponsors may reflect differences in methodology as well as actual differences in the sector composition of the indices.
**	Information provided by the TSE. Percentages may not sum to 100% due to rounding.

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Index Calculation.  The TOPIX Index® is a free-float adjusted market capitalization-weighted index, which reflects movements in the market capitalization from a base market value of 100 set on the base date of January 4, 1968. The TSE calculates the TOPIX Index® multiplying the base point of 100 by the figure obtained from dividing the current free float adjusted market value by the base market value. The resulting value is not expressed in Japanese yen but presented in terms of points rounded to the nearest one hundredth. The formula for calculating the TOPIX Index® value can be expressed as follows:

Index value = Base point of 100 × Current free float adjusted market value
Base Market Value

The current free float adjusted market value is the sum of the products of the price and the number of free float adjusted shares for index calculation of each component stock.

The number of free float adjusted shares for index calculation is the number of listed shares multiplied by free-float weight. The number of listed shares for index calculation is determined by the TSE. The number of listed shares for index calculation normally coincides with that of listed shares. However, in the case of a stock split, the number of listed shares increases at the additional listing date which comes after such stock split becomes effective; on the other hand, the number of listed shares for index calculation increases at the ex-rights date.

Free-float weight is a weight of listed shares deemed to be available for trading in the market and is determined and calculated by the TSE for each listed company for index calculation. The free-float weight of one company may be different from that of any other company. Free-float weight is reviewed once a year in order to reflect the latest distribution of share ownership. The timing of the yearly free-float weight review is different according to the settlement terms of listed companies. In addition to the yearly review, extraordinary reviews are conducted in the following cases: allocation of new shares to a third party, strategic exercise of preferred shares or equity warrants, company spin-off, merger, stock-swap,take-over bid and other events that the TSE judges as appropriate reasons to review.

In the event of any increase or decrease in the current free-float adjusted market value due to reasons other thanfluctuations in the TSE, such as public offerings or changes in the number of constituents in the TSE First Section,necessary adjustments are made by the TSE to the base market value in order to maintain the continuity of the TOPIX Index®. The TSE makes adjustments as follows:

	Event	Implementation of Adjustment (After Close of Trading)	Price Used for Adjustments
Addition	Company to be listed on the TSE First Section by initial public offering or via another stock exchange	One business day before the last business day of the next month of listing	Price on the adjustment date
Addition	Company included in the TOPIX Index® is to be delisted and a new company established through stockswap or similar transaction (including merger through establishing new company and company spin-off)	One business day before the listing date	Base price (used to decide the daily price limit)
Addition	Transfer to the TSE First Section from the Second Section	One business day before the last business day after such assignment (a free float weight of 0.00 is used from the transfer date to the adjustment date and thus the number of shares to be used for calculation will be 0.00 during such period)	Price on the adjustment date
Addition	Transfer to the TSE First Section from TSE Mothers Index	One business day before the last business day of the next month of transfer (a free float weight of 0.00 is used from the transfer date to the adjustment date and thus the number of shares to be used for calculation will be 0.00 during such period)	Price on the adjustment date
Deletion	Company to be de-listed due to a stock-swap or similar transaction while the newly established company is promptly listed on the TSE First Section	Initial listing date of newly established company (normally two business days after delisting date)	Price one business day before the de-listing date (during the period from the delisting date to the business day before the date of removal from the TOPIX Index®, the price on the business day before the delisting date is used for index calculation)

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

	Event	Implementation of Adjustment (After Close of Trading)	Price Used for Adjustments
Deletion	Company to be de-listed due to other reason than described above (merger and stockswap with non-surviving company included in the TOPIX Index®)	One business day before delisting date	Price on the business day before the adjustment date
Deletion	Designation of securities to be delisted	Three business days after the designation of securities to be delisted (one business day after designation if the day of designation is a holiday)	Price on the business day before the adjustment date
Deletion	Transfer to the TSE Second Section from the TSE First Section	One business day before the date of the reassignment date	Price on the business day before the adjustment date

No adjustments will be made to the base market value in the case of a stock split or reverse stock split.

Retroactive adjustments will not be made to revise the figures of the TOPIX Index® that have already been calculated and disseminated even if issuing companies file amendments on previously released information.

If trading in a certain constituent is suspended, the TSE regards it as having no change in its share price for purposes of calculating the TOPIX Index®. In the event of unforeseen circumstances, or if the TSE decides it is impossible to use its existing methods to calculate the TOPIX Index®, the TSE may use an alternate method of index calculation as it deems valid.

License Agreement

We expect to enter into a non-exclusive license agreement with the Tokyo Stock Exchange, Inc. (“TSE”) providing for the license to us, in exchange for a fee, of the right to use the Tokyo Stock Price Index (“TOPIX Index'’), the proprietary data therein contained (“TOPIX Index Value”) and the trademarks “TOPIX”, Tokyo Stock Exchange” and “Tokyo Stock PriceIndex/TOPIX'' (collectively, the “TOPIX Marks”) in connection with certain securities, including the Securities.

The TOPIX Index Value and the TOPIX Marks are subject to the proprietary rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights and know-how relating to the TOPIX such as calculation, publication and use of the TOPIX Index Value and relating to the TOPIX Marks. The Tokyo Stock Exchange, Inc. shall reserve the rights to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX Index Value or to change the TOPIX Marks or cease the use thereof. The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemmed from the use of the TOPIX Index Value and the TOPIX Marks or as to the figure at which TOPIX Index Value stands on any particular day. The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX Index Value. No securities are in no way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc. The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the securities or any advice on investments to any purchaser of the securities or to the public. The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuing company or any purchaser of the securities, for calculation of the TOPIX Index Value. Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the securities.

Information from outside sources is not incorporated by reference in, and should not be considered part of, this pricing supplement or any accompanying prospectus. UBS has not conducted any independent review or due diligence of any publicly available information with respect to the TOPIX Index®.

Information as of market close on November 15, 2013:

Bloomberg Ticker Symbol:	TPX
Current Index Level:	1,239.04
52 Weeks Ago (on November 15, 2012):	737.51
52 Week High (on May 22, 2013):	1,276.03
52 Week Low (on November 15, 2012):	737.51

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Historical Information

The table below sets forth the published high and low closing levels, as well as end-of-quarter closing level, of the underlying index for the period of January 2, 2009 through November 15, 2013. The closing level of the underlying index on November 15, 2013 was 1,239.04. The associated graph shows the closing levels of the underlying index for each day from January 4, 2000 to November 15, 2013. The dotted lines represent the downside threshold level and the coupon barrier level of 619.52 and 929.28, which is equal to 50% and 75% of the closing level on November 15, 2013, respectively. We obtained the information in the table below from Bloomberg Professional Service (“Bloomberg”), without independent verification. UBS has not undertaken an independent review or due diligence of any publicly available information obtained from Bloomberg. The historical performance of the underlying index should not be taken as an indication of its future performance, and no assurance can be given as to the closing level of the underlying index at any time, including the determination dates.

TOPIX Index®	High	Low	Period End
2009
First Quarter	888.25	700.93	773.66
Second Quarter	950.54	793.82	929.76
Third Quarter	975.59	852.42	909.84
Fourth Quarter	915.87	811.01	907.59
2010
First Quarter	979.58	881.57	978.81
Second Quarter	998.90	841.42	841.42
Third Quarter	870.73	804.67	829.51
Fourth Quarter	908.01	803.12	898.80
2011
First Quarter	974.63	766.73	869.38
Second Quarter	865.55	805.34	849.22
Third Quarter	874.34	728.85	761.17
Fourth Quarter	771.43	706.08	728.61
2012
First Quarter	872.42	725.24	854.35
Second Quarter	856.05	695.51	770.08
Third Quarter	778.70	706.46	737.42
Fourth Quarter	859.80	713.95	859.80
2013
First Quarter	1,058.10	871.88	1,034.71
Second Quarter	1,276.03	991.34	1,133.84
Third Quarter	1,222.72	1,106.05	1,194.10
Fourth Quarter (through November 15, 2013)	1,239.04	1,147.58	1,239.04

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

TOPIX Index® – Daily Closing Levels January 3, 2000 to November 15, 2013

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Additional Information about the Securities

Please read this information in conjunction with the summary terms on the front cover of this document.

Additional Provisions:
Record date:	The record date for each contingent payment date shall be the date one business day prior to such scheduled contingent payment date; provided, however, that any contingent payment payable at maturity or upon redemption shall be payable to the person to whom the payment at maturity or early redemption amount, as the case may be, shall be payable.
If you are able to sell the securities in the secondary market on a determination date, the purchaser of the securities shall be deemed to be the record holder on the applicable record date and therefore you will not be entitled to any contingent payment, if a contingent payment is paid on the contingent payment date with respect to that determination date. If you are able to sell your securities in the secondary market on the day following a determination date and before the applicable contingent payment date, you will be the record holder on the record date and therefore you shall be entitled to any contingent payment, if a contingent payment is paid on the contingent payment date with respect to that determination date.
Trustee:	U.S. Bank Trust National Association
Calculation agent:	UBS Securities LLC
Tax considerations:	The United States federal income tax consequences of your investment in the securities are uncertain. Some of these tax consequences are summarized below, but we urge you to read the more detailed discussion in “Supplemental U.S. Tax Considerations” beginning on page PS-36 of the product supplement and to discuss the tax consequences of your particular situation with your tax advisor.
Pursuant to the terms of the securities, UBS and you agree, in the absence of an administrative or judicial ruling to the contrary, to characterize the securities as a pre-paid derivative contract with respect to the underlying indices. If your securities are so treated, excluding amounts attributable to any contingent payment, you should generally recognize capital gain or loss upon the sale, exchange, early redemption, or, except as noted below, redemption on maturity of your securities in an amount equal to the difference between the amount you receive at such time (other than with respect to a contingent payment) and the amount you paid for your securities. Such gain or loss should generally be long term capital gain or loss if you have held your securities for more than one year.
In addition, any contingent payment that is paid by UBS (including any on the maturity date or upon early redemption) should be included in your income as ordinary income at the time received or accrued in accordance with your regular method of accounting for U.S. federal income tax purposes.
Unless otherwise specified in this pricing supplement, in the opinion of our counsel, Cadwalader, Wickersham & Taft LLP, it would be reasonable to treat your securities in the manner described above. However, because there is no authority that specifically addresses the tax treatment of the securities, it is possible that your securities could alternatively be treated for tax purposes in the manner described under “Supplemental U.S. Tax Considerations — Alternative Treatments” beginning on page PS-38 of the product supplement. The risk that the securities may be recharacterized for United States federal income tax purposes as instruments giving rise to current ordinary income (possibly in excess of any contingent payment and before receipt of any cash) and short-term capital gain or loss (even if held for more than one year), is higher than with other equity-linked securities that do not guarantee full repayment of principal.

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Additional Provisions:
In addition, in 2007 the U.S. Treasury Department and the Internal Revenue Service released a notice requesting comments on the U.S. federal income tax treatment of “prepaid forward contracts” and similar instruments, which might include the securities. The notice focuses in particular on whether to require holders of these instruments to accrue income over the term of their investment. It also asks for comments on a number of related topics, including the character of income or loss with respect to these instruments and the relevance of factors such as the nature of the underlying property to which the instruments are linked. While the notice requests comments on appropriate transition rules and effective dates, any U.S. Treasury Department regulations or other guidance promulgated after consideration of these issues could materially and adversely affect the tax consequences of an investment in the securities, possibly with retroactive effect. You should consult your tax adviser regarding the U.S. federal income tax consequences of an investment in the securities, including possible alternative treatments and the issues presented by this notice. Non-US Holders should consult their own tax advisors regarding the U.S. federal income tax consequences of investing in the securities, including the possible application of 30% U.S. withholding tax in respect to the coupons.
Beginning in 2013, U.S. holders that are individuals, estates, and certain trusts will be subject to an additional 3.8% Medicare tax on all or a portion of their “net investment income,” which may include any gain realized with respect to the securities, to the extent of their net investment income that when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return. U.S. holders should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.
Section 871(m) of the Internal Revenue Code of 1986, as amended, requires withholding (up to 30%, depending on the applicable treaty) on certain financial instruments to the extent that the payments or deemed payments on the financial instruments are contingent upon or determined by reference to U.S. — source dividends. Under proposed U.S. Treasury Department regulations, certain payments or deemed payments that are contingent upon or determined by reference to U.S. — source dividends, including payments reflecting adjustments for extraordinary dividends, with respect to equity-linked instruments, including the securities, may be treated as dividend equivalents. If enacted in their current form, the regulations may impose a withholding tax on payments or deemed payments made on the securities on or after January 1, 2014 that are treated as dividend equivalents. In that case, we (or the applicable paying agent) would be entitled to withhold taxes without being required to pay any additional amounts with respect to amounts so withheld. Further, Non-U.S. Holders may be required to provide certifications prior to, or upon the sale, redemption or maturity of the securities in order to minimize or avoid U.S. withholding taxes.
Foreign Account Tax Compliance Act. The Foreign Account Tax Compliance Act (“FATCA”) was enacted on March 18, 2010, and imposes a 30% U.S. withholding tax on “withholdable payments” (i.e., certain U.S.-source payments, including interest (and OID), dividends, other fixed or determinable annual or periodical gain, profits, and income, and on the gross proceeds from a disposition of property of a type which can produce U.S.-source interest or dividends) and “pass-thru payments” (i.e., certain payments attributable to withholdable payments) made to certain foreign financial institutions (and certain of their affiliates) unless the payee foreign financial institution agrees, among other things, to disclose the identity of any U.S. individual with an account of the institution (or the relevant affiliate) and to annually report certain information about such account. FATCA also requires withholding agents making withholdable payments to certain foreign entities that do not disclose the name, address, and taxpayer identification number of any substantial U.S. owners (or certify that they do not have any substantial United States owners) withhold tax at a rate of 30%. Under certain circumstances, a holder may be eligible for refunds or credits of such taxes.
Pursuant to final Treasury regulations published in the Federal Register on January 28, 2013, the withholding and reporting requirements will generally apply to certain withholdable payments made after December 31, 2013, certain gross proceeds on sale or disposition occurring after December 31, 2016, and certain pass-thru payments made after December 31, 2016. Pursuant to a recently issued Internal Revenue Service Notice, FATCA withholding on “withholdable payments” begins on July 1, 2014, and pursuant to this Notice, withholding tax under FATCA would not be imposed on payments pursuant to obligations that are outstanding on July 1, 2014 (and are not materially modified after June 30, 2014). If, however, withholding is required, we (and any paying agent) will not be required to pay additional amounts with respect to the amounts so withheld.

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Additional Provisions:
Significant aspects of the application of FATCA are not currently clear and the above description is based on U.S. Treasury Department regulations and interim guidance. Investors should consult their own advisors about the application of FATCA, in particular if they may be classified as financial institutions under the FATCA rules.
Specified Foreign Financial Assets. Under recently enacted legislation, individuals that own “specified foreign financial assets” in excess of an applicable threshold may be required to file information with respect to such assets with their tax returns, especially if such assets are held outside the custody of a U.S. financial institution. You are urged to consult your tax advisor as to the application of this legislation to your ownership of the securities.
Proposed Legislation. Moreover, the House Ways and Means Committee has released in draft form certain proposed legislation relating to financial instruments. If enacted, the effect of this legislation generally would be to require instruments such as the Securities to be marked to market on an annual basis with all gains and losses to be treated as ordinary, subject to certain exceptions. You are urged to consult your tax advisor regarding the draft legislation and its possible impact on you.
Use of proceeds and hedging:	We will use the net proceeds we receive from the sale of the securities for the purposes we describe in the accompanying prospectus under “Use of Proceeds.” We or our affiliates may also use those proceeds in transactions intended to hedge our obligations under the securities as described below.
In connection with the sale of the securities, we or our affiliates may enter into hedging transactions involving the execution of long-term or short-term interest rate swaps, futures and option transactions or purchases and sales of securities before and after the pricing date of the securities. From time to time, we or our affiliates may enter into additional hedging transactions or unwind those we have entered into.
We or our affiliates may acquire a long or short position in securities similar to the securities from time to time and may, in our or their sole discretion, hold or resell those securities.
The hedging activity discussed above may adversely affect the market value of the securities from time to time and payment on the securities at maturity. See “Risk Factors” beginning on page 10 of this document for a discussion of these adverse effects.
Supplemental information regarding plan of distribution (conflicts of interest); secondary markets (if any):	Pursuant to the terms of a distribution agreement, UBS has agreed to sell to UBS Securities LLC, and UBS Securities LLC has agreed to purchase from UBS, the stated principal amount of the securities specified on the front cover of this document. UBS Securities LLC, acting as agent for UBS, will receive a fee of $0.35 per $10.00 stated principal amount of securities and will pay the entire fee to Morgan Stanley Smith Barney LLC as a fixed sales commission of $0.35 for each $10.00 stated principal amount of securities that Morgan Stanley Smith Barney LLC sells.
UBS, UBS Securities LLC or any other affiliate of UBS may use this document, the accompanying product supplement and the accompanying prospectus in a market-making transaction for any securities after their initial sale. In connection with the offering, UBS, UBS Securities LLC, any other affiliate of UBS or any other securities dealers may distribute this document, the accompanying product supplement and the accompanying prospectus electronically. Unless UBS or its agent informs the purchaser otherwise in the confirmation of sale, this document, the accompanying product supplement and the accompanying prospectus are being used in a market-making transaction.
Conflicts of Interest — UBS Securities LLC is an affiliate of UBS and, as such, has a “conflict of interest” in the offering within the meaning of FINRA Rule 5121. In addition, UBS will receive the net proceeds (excluding the underwriting discount) from the initial public offering of the securities and, thus creates an additional conflict of interest within the meaning of FINRA Rule 5121. Consequently, the offering is being conducted in compliance with the provisions of Rule 5121.

November 2013

Contingent Income Auto-Callable Securities due November 19, 2020
$5,122,990 Based on the worst performing index between the EURO STOXX® Banks Index, the Russell 2000® Index and the TOPIX Index®

Additional Provisions:
UBS Securities LLC and its affiliates may offer to buy or sell the securities in the secondary market (if any) at prices greater than UBS’ internal valuation — The value of the securities at any time will vary based on many factors that cannot be predicted. However, the price (not including UBS Securities LLC’s or any affiliate’s customary bid-ask spreads) at which UBS Securities LLC or any affiliate would offer to buy or sell the securities immediately after the trade date in the secondary market is expected to exceed the estimated initial value of the securities as determined by reference to our internal pricing models. The amount of the excess will decline to zero on a straight line basis over a period ending no later than 6 months after the trade date, provided that UBS Securities LLC may shorten the period based on various factors, including the magnitude of purchases and other negotiated provisions with selling agents. Notwithstanding the foregoing, UBS Securities LLC and its affiliates are not required to make a market for the securities and may stop making a market at any time. For more information about secondary market offers and the estimated initial value of the securities, see “Risk Factors — Fair value considerations” and “Risk Factors — Limited or no secondary market and secondary market price considerations” on page 11 of this pricing supplement.
Contact:	Morgan Stanley Wealth Management clients may contact their local Morgan Stanley branch office or our principal executive offices at 1585 Broadway, New York, New York 10036 (telephone number (914) 225-7000). All other clients may contact their local brokerage representative. Third-party distributors may contact Morgan Stanley Structured Investment Sales at 1-(800)-233-1087.

November 2013